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                              SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made and executed this 13th day of September, 1996, by and between CANNONDALE CORPORATION ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 9 Brookside Place, Georgetown, Connecticut 06829, and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033.

                                   RECITALS:

     1. Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") made as of March 29, 1996.

     2. Borrower and Lender have agreed to amend the Loan Agreement in certain respects as set forth in this Agreement.

                                  AGREEMENTS:

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

     1. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

     2. Subsection 3.1.5(a) of the Loan Agreement is hereby amended by deleting therefrom the figure "5,000,000.00" and inserting in place thereof the figure "$16,000,000.00."

     3. Subsection 3.1.5(b) of the Loan Agreement is hereby amended by deleting thereform the figure "$5,000,000.00" and inserting in place thereof the figure "$16,000,000.000."

     4. This agreement shall be effective only upon Lender's receipt of a fully executed original counterpart hereof.

     5. Borrower represents and warrants to Lender that Borrower has duly authorized, by all necessary corporate action, the execution and delivery of this Agreement, and the resolutions of the Board of Directors authorizing such execution and delivery are in full force and effect, and there has been no resolution passed by the Board of Directors which conflicts with, amends or rescinds the resolutions approving the execution and delivery of this Agreement.

     6. The provisions of this Agreement shall be severable and the illegality, unenforceability or invalidity of any provision of this Agreement shall not affect or impair the remaining provisions hereof, and each provision of this Agreement shall be construed to be valid and enforceable to the fullest extent permitted by law.

     7. This Agreement may be executed in any number of counterparts each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

     8. Except as expressly set forth in this Agreement, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed in their corporate names by their duly authorized corporate officers on the day and year first above written.

                                          CANNONDALE CORPORATION

                                          By:       /s/ WILLIAM SCHMALKUCHE

                                          FLEET CAPITAL CORPORATION

                                          By:         /S/ HOWARD HANDMAN